Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-74162 and 333-89154 on Form S-8 of our reports dated March 14, 2005, relating to the consolidated financial statements and financial statement schedules and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Advance Auto Parts, Inc. and subsidiaries for the year ended January 1, 2005.

DELOITTE & TOUCHE LLP

McLean, Virginia
March 14, 2005